Exhibit 99.2

AMENDMENT TO
RESTATED STANDSTILL AGREEMENT
This AMENDMENT TO RESTATED STANDSTILL AGREEMENT (this “Amendment”) is made as of February 26, 2019, by and among BANKFINANCIAL CORPORATION, a Maryland corporation (“BFIN”), on the one hand, and FINANCIAL EDGE FUND, L.P., FINANCIAL EDGE - STRATEGIC FUND, L.P., PL CAPITAL/FOCUSED FUND, L.P., GOODBODY/PL CAPITAL, L.P., PL CAPITAL, LLC, PL CAPITAL ADVISORS, LLC, GOODBODY/PL CAPITAL, LLC, LASHLEY FAMILY 2011 TRUST, ALBERNET OU, DR. IRVING SMOKLER, BETH LASHLEY, JOHN W. PALMER and RICHARD J. LASHLEY (collectively, the “PL Capital Parties”) on behalf of themselves and their affiliates, on the other hand. BFIN and the PL Capital Parties together, collectively, shall be referred to in this Amendment as the “Parties”.
R E C I T A L:
The Parties desire to amend the terms of that certain Restated Standstill Agreement dated April 21, 2017, entered into by and among the Parties (the “2017 Restated Agreement”) in connection with certain other actions that will be undertaken by the Parties including (i) the resignation of John W. Palmer from the Board of Directors of BFIN and from any other board or committee positions that Mr. Palmer may have with BFIN or any subsidiary of BFIN and (ii) the repurchase by BFIN of 700,000 shares of common stock, par value $0.01 per share, of BFIN in accordance with the terms of a Stock Purchase Agreement by and among the Parties dated the date hereof.
In consideration of the covenants, promises and undertakings set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
A G R E E M E N T:
1.Definitions. Terms defined in the 2017 Restated Agreement which are used herein shall have the same meanings as are set forth in the 2017 Restated Agreement for such terms unless otherwise defined herein.
2.Amendments to the 2017 Restated Agreement.
(i)Section 1 of the 2017 Restated Agreement shall be deleted in its entirety. As a result, BFIN shall no longer have any obligation (a) to appoint, nominate or facilitate the election of Mr. Palmer or any other representative of the PL Capital Parties to the Board of Directors of BFIN, (b) to appoint Mr. Palmer to committees of the BFIN Board of Directors, (c) to meet with Mr. Palmer following the filing of the BFIN’s annual report on Form 10-K, (d) to cause the Bank to continue to provide Mr. Palmer electronic access to each “Meeting Book” and the related meeting materials that are published to the Bank’s “NASDAQ Director’s Desk” site or (e) to provide Mr. Palmer any compensation.
(ii)Section 2(iv) of the 2017 Restated Agreement shall be deleted in its entirety and be replaced with the following:
“(iv)    The “Standstill Period” shall begin on the date hereof [the date of the 2017 Restated Agreement] and shall remain in full force and effect until December 31, 2019.”
3.References.
(i)On and after the date hereof, (a) each reference in the 2017 Restated Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the 2017 Restated Agreement as amended hereby, and (b) each reference to the 2017 Restated Agreement in any other document binding on BFIN or the PL Capital Parties shall mean and be a reference to the 2017 Restated Agreement as amended hereby.
(ii)Except as otherwise provided herein, the 2017 Restated Agreement, all covenants, representations and warranties made therein, shall remain in full force and effect for the term of the 2017 Restated Agreement as hereby amended, and are hereby reaffirmed, ratified and confirmed. Additionally, the execution, delivery and effectiveness of this Amendment shall not (a) except as specifically stated herein, amend the 2017 Restated Agreement or (b) operate as a waiver of any right, power or remedy of BFIN.
(iii)Each PL Capital Party acknowledges and agrees that as of the date hereof, no PL Capital Party has any defenses or claims under the 2017 Restated Agreement.
4.Authority.
Each of the Parties that is a corporation or other legal entity and each individual Party executing this Amendment on behalf of a corporation or other legal entity, represents and warrants that: (a) such corporation or other legal entity is duly organized, validly authorized and in good standing, and possesses full power and authority to enter into and perform the terms of this Amendment; (b) the execution, delivery and performance of the terms of this Amendment have been duly and validly authorized by all requisite acts and consents of the company or other legal entity and do not contravene the terms of any other obligation to which the corporation or other legal entity is subject; and (c) this Amendment constitutes a legal, binding and valid obligation of each such entity, enforceable in accordance with its terms.
5.Expenses. All costs and expenses incurred in connection with this Amendment shall be paid by the party incurring such expenses.
6.Amendment in Writing. This Amendment and each of its terms may only be amended, waived, supplemented or modified in a writing signed by all the signatories hereto or their respective clients.
7.Governing Law/Venue/Jurisdiction. This Amendment, and the rights and liabilities of the Parties hereto, shall be governed by and construed in accordance with the laws of the State of Maryland without regard to conflict of law provisions. The venue and jurisdiction for adjudication of any and all disputes between the Parties to this Amendment shall be in the U.S. District Court for the District of Maryland.
8.Specific Performance. The Parties agree that irreparable damage would occur if any of the provisions of this Amendment were not performed in accordance with their specific terms. Accordingly, it is agreed that the Parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.
9.Counterparts. This Amendment may be executed in counterparts, each of which shall be considered to be an original or true copy of this Amendment. Faxed signatures shall be presumed valid.
10.No Waiver. The failure of any one of the Parties to insist upon strict adherence to any term of this Amendment on any occasion shall not be considered a waiver thereof or deprive the Parties of the right thereafter to insist upon strict adherence to that term or any other term of this Amendment.
11.Further Assurances. The PL Capital Parties and BFIN agree to take, or cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Amendment.
12.Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have each executed this Amendment on the date set forth below.

BANKFINANCIAL CORPORATION
By:	/s/ F. Morgan Gasior
F. Morgan Gasior
Chairman of the Board and Chief Executive Officer

FINANCIAL EDGE FUND, L.P.
FINANCIAL EDGE - STRATEGIC FUND, L.P.
PL CAPITAL/FOCUSED FUND, L.P.
GOODBODY/PL CAPITAL, L.P.
PL CAPITAL, LLC
PL CAPITAL ADVISORS, LLC
GOODBODY/PL CAPITAL, LLC

By:	/s/ Richard L. Lashley
Richard L. Lashley
Managing Member

By:	/s/ John W. Palmer
John W. Palmer
Managing Member

LASHLEY FAMILY 2011 TRUST
By:	/s/ Beth Lashley
Beth Lashley, Trustee

ALBERNET OU
By:	/s/ John W. Palmer
by: John W. Palmer
Authorized Signatory

DR. IRVING SMOKLER
By:	/s/ John W. Palmer
by: John W. Palmer
Attorney-In-Fact

BETH LASHLEY
By:	/s/ Beth Lashley
Beth Lashley

JOHN W. PALMER
By:	/s/ John W. Palmer
John W. Palmer

RICHARD J. LASHLEY
By:	/s/ Richard J. Lashley
Richard J. Lashley